UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2011 (March 14, 2011)

CHINA HGS REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Florida	001-34864	33-0961490
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

6 Xinghan Road, 19th Floor, Hanzhong City
Shaanxi Province, PRC 723000
(Address of principal executive offices)

(86) 091 - 62622612 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2011 Annual Meeting of Shareholders held on March 14, 2011 (the “2011 Annual Meeting”), the shareholders of China HGS Real Estate Inc. (the “Company”) approved annual stock option grants for the Company’s independent directors in accordance with the terms of the Independent Director Agreements between the Company and Messrs. Gordon H. Silver, H. David Sherman and Yuankai Wen (the “Independent Directors”) and the form of Nonstatutory Stock Option Agreement attached thereto.

Nonstatutory Stock Option Agreement

The terms of the Nonstatutory Stock Option Agreement provide for the grant of a right to purchase a number of shares of Company common stock subject to a vesting schedule. The shares subject to the stock options vest as to 20% of the underlying shares on the grant date and 10% of the underlying shares at the end of every quarter thereafter and require the participant to continue as a service provider through the relevant vesting date. The stock options expire no later than five years after the grant date. Stock options that have not vested upon the participant’s termination of service with the Company generally will be forfeited at no cost to the Company.

The description of the Nonstatutory Stock Option Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Nonstatutory Stock Option Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Option Grants to Independent Directors

 On March 16, 2011, the Company’s Board of Directors granted options to purchase 12,000, 12,000 and 10,000 shares of the Company’s common stock (the “Stock Options”) to Messrs. Silver, Sherman and Wen, the Company’s Independent Directors, respectively. The exercise price of the options is the closing market price of the Company’s common stock on March 16, 2011. The options will vest and become exercisable as to 20% of the covered shares on the grant date and 10% of the covered shares at the end of every quarter thereafter.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of China HGS Real Estate Inc. was held on Monday, March 14, 2011 at 6 Xinghan Road, 19th Floor, Hanzhong City, Shaanxi Province, PRC 723000.  Of the 45,050,000 common shares issued and outstanding as of the record date, 29,978,116 shares (approximately 66.54% of shares outstanding) were present or represented by proxy at the meeting.  The shareholders approved all of management’s nominees and proposals.  Specifically, the election of Xiaojun Zhu, Shengui Luo, Gordon H. Silver, H. David Sherman and Yuankai Wen; the ratification of the appointment of Friedman LLP as independent registered public accountants; the annual option grants to the Company’s independent directors; the compensation of the Company’s named executive officers; and the frequency of future advisory votes on executive compensation were approved by the Company’s stockholders at the Annual Meeting of Stockholders.  The results of the voting on the matters submitted to the stockholders are as follows:

1.	To elect five directors to serve until the 2012 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Director	For	Withheld	Broker Non-Votes
Xiaojun Zhu	29,825,077	0	153,039
Shengui Luo	29,825,077	0	153,039
Gordon H. Silver	29,825,077	0	153,039
H. David Sherman	29,825,077	0	153,039
Yuankai Wen	29,825,077	0	153,039

2.	To ratify the appointment of Friedman LLP as the independent registered public accountants of the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker Non-Votes
29,977,916		200	0

3.	To approve annual option grants to the Independent Directors.

For	Against	Abstain	Broker Non-Votes
29,824,006	1,071	0	153,039

4.	In a vote that was advisory in nature, to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
29,823,606	571	900	0

5.	In a vote that was advisory in nature, to conduct future advisory votes on compensation of the Company’s named executive officers every three years.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
9,389	13,000	29,802,288	400	153,039

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Form of Nonstatutory Stock Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HGS REAL ESTATE, INC. (Registrant)

Date: March 15, 2011	By:	/s/ Xiaojun Zhu
Xiajoun Zhu
Chief Executive Officer, Chief Financial Officer and Chairman of the Board